Exhibit 10.22

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into as of March 31, 2014 by and between Armada Water Assets, Inc., a Nevada corporation (“Issuer”), and ___________________________________ (“Holder”).

Recitals

WHEREAS, Issuer previously issued a promissory note in favor of Holder, as restated or otherwise, in the original principal amount of $______ (the “Note”);

WHEREAS, upon the terms and subject to the conditions hereof, Holder wishes to convert and surrender the outstanding principal amount of the Note for cancellation in consideration of the number of shares of common stock, $0.0001 par value per share (the “Common Stock”), of Issuer as set forth on the signature page attached hereto;

WHEREAS, the shares of Common Stock issued hereunder are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
CONVERSION OF SECURITIES

Section 1.1.          Conversion of Note. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) Holder will convert and deem satisfied the outstanding principal amount of the Note, to the extent set forth on the signature page hereof (the “Conversion Amount”), which Conversion Amount shall constitute a prepayment of the outstanding principal amount of the Note, and in consideration therefor (b) Issuer will issue and deliver to Holder, and Holder will receive from Issuer, the number of shares of Common Stock set forth on the signature page attached hereto. Upon delivery of the shares of Common Stock to Holder, that portion of the Note being converted will be deemed satisfied as if applying the Conversion Amount as an prepayment, and the balance remaining due thereunder shall remain outstanding and the Note shall remain in full force and effect.

Section 1.2.          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place upon the execution of this Agreement by both parties hereto and the satisfaction of the following closing conditions:

(a)          Issuer will deliver to Holder or such other person as directed by Holder certificates representing the shares of Common Stock for conversion of the Note in accordance with Section 1.1 within up to ten (10) days thereafter.

Section 1.3.          Release. In consideration of the promises and covenants set forth in this Agreement and for other good and valuable consideration, Holder for itself and on behalf of its subsidiaries, directors, officers, shareholders, members, partners, affiliates, employees, agents, attorneys, accountants, successors, heirs and assigns, does hereby fully and irrevocably remise, release and forever discharge each of Issuer, its subsidiaries, affiliates, officers, directors, employees, shareholders, agents, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”) of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, provincial, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that Holder ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof, solely as it relates to the Note, to the extent surrendered for conversion. Holder represents, warrants and covenants that it has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released. Holder further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth herein and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder represents and warrants to Issuer as follows:

Section 2.1.          Ownership of Note. Holder is the sole record and beneficial owner of the Note. The Note is not subject to any encumbrances, and Holder has not granted any rights to purchase the Note to any other person or entity. Holder has the sole right to transfer the Note to Issuer.

Section 2.2.          Organization of Holder. Holder, if an entity, is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

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Section 2.3.          Authority; Non-Contravention.

(a)          Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Holder and constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)          The execution, delivery and performance of this Agreement by Holder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Holder, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Holder is a party or by which Holder is bound or to which any of the material property or assets of Holder is subject, (ii) result in any violation of the provisions of the governing instruments of Holder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

(c)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Holder or any of its properties or assets is required for the execution, delivery and performance of this Agreement by Holder or the consummation of the transactions contemplated hereby.

Section 2.4.          Restrictive Legend. Holder acknowledges that the Common Stock to be issued by Issuer to Holder hereunder has not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available in the opinion of counsel reasonably acceptable to Issuer. Holder acknowledges that the certificate representing the Common Stock to be issued by Issuer to Holder hereunder will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ISSUER.

Section 2.5.          Accredited Investor. Holder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

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Section 2.6.          No General Solicitation. Holder is unaware of, and in deciding to acquire the Shares is in no way relying upon, and did not become aware of the conversion of the Notes through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with such conversion.

Section 2.7.          Placement and Finder’s Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Holder or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Holder.

Section 2.8.          Investment Intent. The Common Stock to be issued to Holder is being acquired for the Holder’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Common Stock to be issued by Issuer to Holder.

Section 2.9.          Investment Risk. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Issuer so that it is capable of evaluating the merits and risks of its investment in Issuer. Holder acknowledges that an investment in the Shares involves a high degree of risk as Issuer remains in the early stage of its development, having only recently commenced the operations of its various business units. Thus, Issuer and its subsidiaries have only a very brief history of operations, and it is uncertain how these business units will operate on a combined basis and whether these various business units can be operated at a profit. Holder understands that it must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

Section 2.10.         Access to Information. In making its decision to acquire the Shares, Holder confirms that it has carefully reviewed all information regarding Issuer as it has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that it has had the opportunity to ask representatives of Issuer certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of Issuer and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment. Holder specifically acknowledges that it has been provided with and reviewed to its satisfaction, information regarding Issuer’s finances, management team, capitalization, material acquisitions, description of outstanding securities, plan of operations, material business risks and the like.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer represents and warrants to Holder as follows:

Section 3.1.          Organization of Issuer. Issuer, if an entity, has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all corporate power and authority necessary to conduct the business in which it is engaged and Issuer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of its properties or assets or the conduct of its businesses requires such qualification or license, except where the failure to be so qualified or be so licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

Section 3.2.          Duly Issued Shares. The shares of Common Stock to be issued to Holder hereunder have been duly authorized and, upon delivery in accordance with this Agreement, (a) will be validly issued, fully paid and non-assessable, and (b) will not be subject to any encumbrances, other than those imposed by Holder or under applicable federal and state securities laws.

Section 3.3.          Authority; Non-Contravention.

(a)          Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly (i) authorized by Issuer, and (ii) executed and delivered by Issuer. This Agreement constitutes the valid and legally binding obligation of Issuer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)          The execution, delivery and performance of this Agreement by Issuer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Issuer, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the material property or assets of Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the governing instruments of Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Issuer or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of Issuer and its subsidiaries taken as a whole.

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(c)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Issuer or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by Issuer or the consummation of the transactions contemplated hereby.

(d)          The issuance of the shares of Common Stock by Issuer to Holder pursuant to this Agreement does not require registration under the Securities Act.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1.          General. Each of the parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other transactions contemplated by this Agreement. In the event that at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, at the sole cost and expense of the requesting party.

Section 4.2.          Survival.

(a)          The representations and warranties contained in Articles II and III will survive the Closing and continue in full force and effect indefinitely, and

(b)          any covenants or agreements contained in this Agreement, which by their terms have any remaining obligation to be performed or observed following the occurrence of the Closing will survive and continue in full force and effect until fully performed or observed in accordance with their terms.

Section 4.3.          Additional Covenants. Holder covenants and agrees with Issuer as follows:

(a)          Holder agrees that it will not disclose, and will not include in any public announcement, the name of Issuer, unless expressly agreed to by Issuer or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(b)          Holder agrees not to effect any sales in the shares of Issuer’s Common Stock while in possession of material, non-public information regarding Issuer if such sales would violate applicable securities laws.

(c)          Holder agrees in connection with an initial public offering that occurs after the Closing, that unless waived in writing by the managing underwriter, not to sell or transfer any shares of Common Stock of Issuer for a period of up to 180 days from the completion of any such initial public offering, plus up to an additional 20 days to the extent necessary to comply with applicable regulatory requirements following such public offering.

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Section 4.4.          Notices. Any notice, request, instruction or other communication to be given hereunder will be in writing and delivered personally or sent by reputable, overnight courier service (charges prepaid), or by facsimile, according to the instructions set forth below. Such notices will be deemed given (a) at the time delivered by hand, if personally delivered, (b) on the day of delivery if during normal business hours (or on the following business day if not sent during normal business hours), if sent by reputable, overnight courier service, and (c) at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile. Such notices, demands and other communications will be sent to Issuer and Holder, as the case may be at the addresses indicated below:

if to Issuer:

Armada Water Assets, Inc.

2425 Fountain View Drive, Suite 300

Houston, Texas 77057

Facsimile: (832) 262-4606

Attention: Sami Ahmad, CFO

with a copy to (which will not constitute notice to Issuer):

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, Pennsylvania 19103

Facsimile: (215) 299-2150

Attention: Stephen M. Cohen, Esq.

if to Holder:

To such address indicated on the signature page hereof

Section 4.5.          Counterparts. this Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. Facsimiles or other electronic copies of signatures will be deemed to be originals.

Section 4.6.          Governing Law. This Agreement will be deemed to be a contract made under the laws of the State of Nevada and for all purposes will be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of Philadelphia, Pennsylvania in connection with any action, suit or proceeding arising out of or relating to this Agreement.

Section 4.7.          Entire Agreement. This Agreement constitutes the entire agreement of Issuer and Holder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Issuer and Holder with respect to the subject matter hereof.

Section 4.8.          Amendment and WaiverThis Agreement may be amended, modified or supplemented, and any of the provisions hereof may be waived, provided that the same are in writing and signed by Issuer and Holder.

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Section 4.9.          Assignment. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 4.10.         Counsel Review. Holder acknowledges that he has read and understands the contents of this Agreement. Holder acknowledges that he has been specifically advised by the Issuer: (i) that this Agreement has been prepared by Fox Rothschild LLP specifically on behalf of the Issuer; and (ii) to consult with an attorney before signing it. Holder further acknowledges that this Agreement was reached after negotiation in which Holder was advised to be, and afforded the opportunity to be, represented by counsel. Holder acknowledges that he has executed this Agreement voluntarily and of his own free will, without coercion and with full knowledge of what it means to do so.

[Signature page follows]

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IN WITNESS WHEREOF, Issuer and Holder have caused this Agreement to be signed, all as of the date first written above.

ISSUER: ARMADA WATER ASSETS, INC.

By:
Maarten Propper, Chief Executive Officer

HOLDER:

By:
Name:
Title:

Phone:
Address:

Social Security or Tax Id No.:

Original Principal Amount of Note:

Note Amount Currently Outstanding (principal and interest):

Amount to be Converted:

New Principal Amount of the Note (after conversion):

No. of Shares of Common Stock Issuable upon conversion:

Delivery Instructions (if different than address)

[Signature Page to Conversion Agreement]